                                                                    EXHIBIT  5.1

                               PALMER & DODGE LLP
                   One Beacon Street, Boston, MA  02108-3190


Telephone: (617) 573-0100                              Facsimile: (617) 227-4420


                                 October 23, 1997


Parametric Technology Corporation
128 Technology Drive
Waltham, MA 02154

Ladies and Gentlemen:

     We have assisted in the preparation of a Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission relating to 600,000 shares of Common Stock, $.01 par value per share (the "Shares"), of Parametric Technology Corporation, a Massachusetts corporation (the "Company"), issuable upon exercise of options granted or to be granted under the Company's 1997 Non Statutory Stock Option Plan (the "Plan").

     It is our opinion that the Shares have been duly authorized for issuance and, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable.

     We hereby consent to the use of our name in the Registration Statement and consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement.

                                                  Very truly yours,



                                                  /s/ PALMER & DODGE LLP

                                                  PALMER & DODGE LLP

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